Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 14, 2006 relating to the financial statements of BUCS Financial Corp. and the reference to us under the heading “Experts” in such Registration Statement.

Baltimore, Maryland

December 5, 2006

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